Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
HEWLETT PACKARD ENTERPRISE COMPANY (Registrant)

(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Equity	Common stock, $0.01 par value	Rule 456(b) and Rule 457(r) (2)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred stock, $0.01 par value	Rule 456(b) and Rule 457(r) (2)	(2)	(2)	(2)	(1)	(1)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r) (2)	(2)	(2)	(2)	(1)	(1)
	Other	Depositary Shares	Rule 456(b) and Rule 457(r) (2)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants	Rule 456(b) and Rule 457(r) (2)	(2)	(2)	(2)	(1)	(1)
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r) (2)	(2)	(2)	(2)	(1)	(1)
	Other	Guarantees	Rule 456(b) and Rule 457(r) (2)	(2)	(2)	(2)	(1)	(1)
	Other	Units (3)	Rule 456(b) and Rule 457(r) (2)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”) and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. Any additional registration fees will be paid subsequently on a pay-as-you-go basis.
(2)An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(3)Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.